                                                                    EXHIBIT 5.2

                        [MILES & STOCKBRIDGE LETTERHEAD]




                                                                January __, 1998



CCA Prison Realty Trust
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 3,000,000 __% Series A Cumulative Preferred Shares (the "Preferred Shares") of CCA Prison Realty Trust, a Maryland real estate investment trust, on its Registration Statement on Form S-11 (No. 333-_____) (the "Registration Statement"), we have examined such trust records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Preferred Shares have been duly and validly authorized and, when issued upon the terms set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Stokes & Bartholomew, P.A. will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. In addition, we understand that Bass, Berry & Sims PLC will rely on our opinion in giving its opinion letter to the Underwriters in connection with the offering of the Preferred Shares pursuant to the Registration Statement and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matter expressly stated.

                                            Very truly yours,

                                            Miles & Stockbridge, P.C.


                                            By:
                                                ----------------------
                                                      Principal